UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT

BECTON, DICKINSON AND COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	22-0760120
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Becton Drive
Franklin Lakes, New Jersey	07417-1880
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
0.000% Notes due 2023	New York Stock Exchange
0.034% Notes due 2025	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-255829

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Becton, Dickinson and Company (the “Registrant”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated August 10, 2021 (the “Prospectus Supplement”), and the accompanying prospectus, dated May 6, 2021 (the “Base Prospectus”). The Prospectus Supplement relates to the offering of €400,000,000 aggregate principal amount of 0.000% Notes due 2023 and €500,000,000 aggregate principal amount of 0.034% Notes due 2025 (collectively, the “Notes”) to be issued by the Registrant. The Base Prospectus forms a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-255829), filed with the Commission on May 6, 2021 (the “Registration Statement”).

Item 1. Description of Registrant’s Securities to be Registered.

The descriptions under the heading “Description of Notes” in the Prospectus Supplement and “Description of Debt Securities” in the Base Prospectus are incorporated by reference herein.

Item 2. Exhibits.

4.1
Indenture, dated as of March 1, 1997, between Becton, Dickinson and Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank) (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 filed with the Commission on May 6, 2021).

4.2	Form of Note for 0.000% Notes due 2023.

4.3	Form of Note for 0.034% Notes due 2025.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Becton, Dickinson and Company
(Registrant)

Dated: August 13, 2021	By:	/s/ Gary DeFazio
	Name:	Gary DeFazio
	Title:	Senior Vice President, Corporate Secretary and Associate General Counsel